Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Karuna Therapeutics, Inc

We consent to the use of our report dated March 29, 2019 except as to Note 15, which date is June 14, 2019, with respect to the financial statements as of December 31, 2017 and 2018 and the years then ended of Karuna Therapeutics, Inc. included in its Registration Statement (Form S 1 No. 333-231863) and the related prospectus filed with the Securities and Exchange Commission, incorporated herein by reference.

/s/ KPMG LLP

Cambridge, Massachusetts

July 2, 2019